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                                  EXHIBIT - 11

                      DIODES INCORPORATED AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)


                                                THREE MONTHS ENDED             SIX MONTHS ENDED
                                                     JUNE 30,                      JUNE 30,
                                             -------------------------     -------------------------
                                                1999            2000          1999           2000
                                             ----------     ----------     ----------     ----------
BASIC

  Weighted average number of common
    shares outstanding used in computing
    basic earnings per share                  7,570,856      8,072,885      7,570,856      8,029,413

    Net income                               $  825,000     $4,320,000     $1,515,000     $7,460,000
                                             ==========     ==========     ==========     ==========
Basic earnings per share                     $     0.11     $     0.54     $     0.20     $     0.93
                                             ==========     ==========     ==========     ==========

DILUTED

  Weighted average number of common
    shares outstanding used in computing
    basic earnings per share                  7,570,856      8,072,885      7,570,856      8,029,413

    Assumed exercise of stock options           333,372      1,267,620        301,023      1,220,948
                                             ----------     ----------     ----------     ----------
                                              7,904,228      9,340,505      7,871,879      9,250,361

    Net income                               $  825,000     $4,320,000     $1,515,000     $7,460,000
                                             ==========     ==========     ==========     ==========
Diluted earnings per share                   $     0.10     $     0.46     $     0.19     $     0.81
                                             ==========     ==========     ==========     ==========


Earnings per share and weighted average shares outstanding are after the effects of a three-for-two stock split in the form of a dividend payable on July 14, 2000.



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